Nikola Corporation Reports Third Quarter 2023 Results

•During Q3 raised $250M, increasing unrestricted cash by $136.2M, and tripling unrestricted cash since Q1 2023
•Continue to see strong demand for Nikola zero-emissions trucks propelled by regulation and incentive tailwinds
◦Received purchase orders for 47 battery-electric trucks from one dealer despite the truck being in recall
◦Dealers continue submitting HVIP applications for the battery-electric truck
◦To date, Nikola and our dealers have received 277 non-binding orders from 35 customers for the hydrogen fuel cell electric truck
•Hydrogen fuel cell electric demos started in Southern California using mobile fueler and third-party fueling assets
•Added deep management expertise hiring Mary Chan as COO and Joe Cappello as President of Energy
•Continue to refocus the business model to ensure efficient allocation of resources

PHOENIX – November 2, 2023 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy supply and infrastructure solutions, via the HYLA brand, today reported financial results and business updates for the quarter ended September 30, 2023.

“We are driving forward, capitalizing on our first-mover advantage with our hydrogen fuel cell electric truck and laying the foundation for the ‘hydrogen highway’ starting in California,” said Nikola CEO Steve Girsky. “We think the competition is well behind us and believe there is white space for us to capture market share with the introduction of the Advanced Clean Fleets Rule, and incentives like HVIP and ISEF offering up to $288,000 and $408,000, respectively, per hydrogen fuel cell electric truck in California.”

“I am proud of the Nikola team and have enjoyed leading such a talented and resilient group in my first quarter as CEO. We continue to attract world-class people to execute on our business plan and work towards establishing ourselves as the leader in zero-emissions commercial transportation.”

Strong Industry Tailwinds

We believe there are strong industry tailwinds promoting the adoption of zero-emissions vehicles. In California, beginning January 1, 2024, all new trucks registered with the California Air Resources Board for operation in California ports must be zero-emissions. In addition to regulations requiring fleets to transition to zero-emissions trucks, there are also incentives such as HVIP and ISEF offering up to $288,000 and $408,000, respectively, per hydrogen fuel cell electric truck in California, promoting the purchase of zero-emissions trucks.

There are over 30,000 (1) trucks operating in California's ports, all of which will need to be replaced as they age. We believe this represents a significant opportunity for Nikola in the near term and are well on our way to capturing market share. As of October 27, 2023, for HVIP voucher requests in 2023, our hydrogen fuel cell electric truck represented approximately 96% of the created vouchers for hydrogen fuel cell electric truck-tractors, and our battery-electric truck represented approximately 50% of the created vouchers for battery electric truck-tractors. Our team is hard at work looking for every opportunity to sell our trucks and converting fleets to Nikola customers.

Hydrogen Fuel Cell Electric Truck

On September 28, 2023, we formally launched the model year 2024 hydrogen fuel cell electric truck at our state-of-the-art manufacturing facility in Coolidge, Arizona. The event attracted approximately 900 in-person attendees, including customers, dealers, suppliers, energy partners, members of the media, and government officials.

To date, Nikola and our dealers have received 277 non-binding orders from 35 customers for the hydrogen fuel cell electric truck. We remain laser-focused on go-to-market activities in California. Our sales team is on the ground daily working closely with our dealers and customers to find the best opportunities.

1.Data from California Air Resources Board; Class 8 tractors in drayage operation

Customer demos have started in Southern California using hydrogen mobile fueling solutions and third-party fueling infrastructure to support fleet operations. To date, the hydrogen fuel cell electric trucks in demo have accumulated more than 6,000 miles while achieving 98% uptime.

Battery-Electric Truck

In August we issued a voluntary recall for the battery-electric truck. Upon further investigation, it was determined that the compromise of the battery packs was not limited to only the coolant manifold. As a result, our team has decided to replace the Romeo packs on existing customer battery-electric trucks with an alternative solution.

Costs to Nikola for this recall and repair is expected to be approximately $61.8 million (accrued as a warranty liability in Q3 2023), which includes the estimated cost to re-engineer, validate, and retrofit the battery-electric trucks that were previously sold with an alternative battery pack solution.

Actual cash disbursements are expected to take place over the next nine to 12 months and are expected to be partially offset by collection of $10.7 million of accounts receivable and a $13 million cash contribution from sale of the remaining battery-electric trucks in our inventory, resulting in an estimated net cash spend of $38.1 million. We anticipate delivering battery-electric trucks to customers again in Q1 2024.

Energy

With the launch of the hydrogen fuel cell electric truck, our team is focused on ensuring we have adequate hydrogen supply and fueling solutions to support customer operations. We have secured adequate hydrogen supply to support customer operations in 2023 and the beginning of 2024. Our energy team is working diligently ahead of truck sales to obtain additional supply and infrastructure solutions for 2024 and beyond.

Third Quarter Financial Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2023	2022	2023	2022
Trucks produced	N/A	75	96	125
Trucks shipped	3	63	79	111
Total revenues	$(1,732)	$24,241	$24,307	$44,262
Gross profit (loss)	$(125,503)	$(30,169)	$(175,831)	$(58,995)
Gross margin	NM	(124)%	(723)%	(133)%
Net loss from continuing operations	$(425,764)	$(236,234)	$(711,025)	$(562,172)
Net loss	$(425,764)	$(236,234)	$(812,686)	$(562,172)
Adjusted EBITDA (1)	$(188,563)	$(107,916)	$(417,318)	$(285,504)
Net loss from continuing operations per share, basic and diluted	$(0.50)	$(0.54)	$(1.01)	$(1.32)
Non-GAAP net loss per share, basic and diluted(1)	$(0.30)	$(0.28)	$(0.73)	$(0.73)
Weighted-average shares outstanding, basic and diluted	857,213,992	438,416,393	706,325,212	426,382,736
(1) A reconciliation of the non-GAAP versus GAAP information is provided below in the financial statement tables in this press release.

Webcast and Conference Call Information

Nikola will host a webcast to discuss its third quarter results and business progress at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time) on November 2, 2023. To access the webcast, parties in the United States should follow this link: https://www.webcast-eqs.com/register/nikola20231102/en.

The live audio webcast, along with supplemental information, will be accessible on the Company's Investor Relations website at https://nikolamotor.com/investors/news?active=events. A recording of the webcast will also be available following the earnings call.

About Nikola Corporation

Nikola Corporation's mission is clear: pioneering solutions for a zero-emissions world. As an integrated truck and energy company, Nikola is transforming commercial transportation, with our Class 8 vehicles, including battery-electric and hydrogen- fuel cell electric trucks, and our energy brand, HYLA, driving the advancement of the complete hydrogen refueling ecosystem, covering supply, distribution and dispensing.
Nikola headquarters is based in Phoenix, Arizona with a manufacturing facility in Coolidge, Arizona.
For more information visit our website Facebook @nikolamotorcompany, Instagram @nikolamotorcompany, YouTube @nikolamotorcompany, LinkedIn @nikolamotorcompany or Twitter @nikolamotor.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the "Company"), including statements relating to: the Company's future financial and business performance, business plan, strategy, focus, opportunities and milestones; the Company’s expectations with respect to its capital needs; expected orders and customer demand for trucks; the Company’s beliefs regarding competition and that it has competitive and first-mover advantage; the Company’s business outlook; the Company’s expectations regarding hydrogen supply and plans to secure adequate hydrogen supply; expected scope, costs and timing related to the battery-electric truck recall, including the nature of the repairs, expected costs to repair the vehicles and timing of such expenses, and any potential offsets, timing of battery replacement and truck deliveries; the Company’s sales efforts; industry tailwinds; and government incentives and expectations regarding customer demand related to such incentives. These forward-looking statements generally are identified by words such as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: successful execution of the Company’s business plan; design and manufacturing changes and delays, including global shortages in parts and materials; general economic, financial, legal, regulatory, political and business conditions and changes in domestic and foreign markets; the effects of inflation and COVID-19; the outcome of legal, regulatory and judicial proceedings to which the Company is, or may become a party; demand for and customer acceptance of the Company’s trucks; the results of customer pilot testing; the execution and terms of definitive agreements with strategic partners and customers; the failure to convert LOIs or MOUs into binding orders; the cancellation of orders; risks associated with development and testing of fuel cell power modules and hydrogen storage systems; risks related to the recall, including higher than expected costs, the discovery of additional problems, delays retrofitting the trucks and delivering such trucks to customers, supply chain and other issues that may create additional delays, order cancellations as a result of the recall, litigation, complaints and/or product liability claims, and reputational harm; risks related to the rollout of the Company’s business and milestones and the timing of expected business milestones; the effects of competition on the Company’s business; the availability of and need for capital; the Company’s ability to achieve cost reductions and decrease its cash usage; the grant, receipt and continued availability of federal and state incentives; and the factors, risks and uncertainties regarding the Company's business described in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2023 filed with the SEC, in addition to the Company's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause the Company's actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

This press release references Adjusted EBITDA adjusted free cash flow and non-GAAP net loss per share, basic and diluted, all of which are non-GAAP financial measures and are presented as supplemental measures of the Company's performance. The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation expense, and certain other items determined by the Company. Non-GAAP net loss is defined as net loss adjusted for stock-based compensation expense and certain other items determined by the Company. Non-GAAP net loss per share, basic and diluted is defined as non-GAAP net loss divided by weighted average basic and diluted shares outstanding. These non-GAAP measures are not substitutes for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Truck sales	$(2,368)	$23,853	$19,693	$41,236
Service and other	636	388	4,614	3,026
Total revenues	(1,732)	24,241	24,307	44,262
Cost of revenues:
Truck sales	122,679	54,080	195,902	100,861
Service and other	1,092	330	4,236	2,396
Total cost of revenues	123,771	54,410	200,138	103,257
Gross loss	(125,503)	(30,169)	(175,831)	(58,995)
Operating expenses:
Research and development (1)	41,966	66,683	168,286	204,346
Selling, general, and administrative (1)	57,982	132,865	159,443	289,916
Loss on supplier deposits	716	—	18,433	—
Total operating expenses	100,664	199,548	346,162	494,262
Loss from operations	(226,167)	(229,717)	(521,993)	(553,257)
Other income (expense):
Interest expense, net	(52,680)	(7,735)	(71,262)	(10,754)
Revaluation of warrant liability	—	586	315	3,493
Gain on divestiture of affiliate	—	—	70,849	—
Loss on debt extinguishment	—	—	(20,362)	—
Other income (expense), net	(146,654)	2,617	(152,284)	4,423
Loss before income taxes and equity in net loss of affiliates	(425,501)	(234,249)	(694,737)	(556,095)
Income tax expense	1	1	1	3
Loss before equity in net loss of affiliates	(425,502)	(234,250)	(694,738)	(556,098)
Equity in net loss of affiliates	(262)	(1,984)	(16,287)	(6,074)
Net loss from continuing operations	(425,764)	(236,234)	(711,025)	(562,172)
Discontinued operations:
Loss from discontinued operations	—	—	(76,726)	—
Loss from deconsolidation of discontinued operations	—	—	(24,935)	—
Net loss from discontinued operations	—	—	(101,661)	—
Net loss	$(425,764)	$(236,234)	$(812,686)	$(562,172)

Basic and diluted net loss per share:
Net loss from continuing operations	$(0.50)	$(0.54)	$(1.01)	$(1.32)
Net loss from discontinued operations	$—	$—	$(0.14)	$—
Net loss	$(0.50)	$(0.54)	$(1.15)	$(1.32)

Weighted-average shares outstanding, basic and diluted	857,213,992	438,416,393	706,325,212	426,382,736

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenues	$414	$—	$1,813	$—
Research and development	3,383	10,105	19,043	28,112
Selling, general, and administrative	14,862	92,740	48,060	183,102
Total stock-based compensation expense	$18,659	$102,845	$68,916	$211,214

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$362,850	$225,850
Restricted cash and cash equivalents	1,224	10,600
Accounts receivable, net	10,707	31,638
Inventory	56,958	111,870
Prepaid expenses and other current assets	38,978	27,943
Assets subject to assignment for the benefit of creditors, current portion	—	29,025
Total current assets	470,717	436,926
Restricted cash and cash equivalents	28,026	77,459
Long-term deposits	16,681	34,279
Property, plant and equipment, net	469,851	417,785
Intangible assets, net	87,712	92,473
Investment in affiliates	58,193	62,816
Goodwill	5,238	6,688
Other assets	11,868	8,107
Assets subject to assignment for the benefit of creditors	—	100,125
Total assets	$1,148,286	$1,236,658
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$48,809	$93,242
Accrued expenses and other current liabilities	205,155	179,571
Debt and finance lease liabilities, current (including $32.4 million and $50.0 million measured at fair value, respectively)	39,177	61,675
Liabilities subject to assignment for the benefit of creditors, current portion	—	49,102
Total current liabilities	293,141	383,590
Long-term debt and finance lease liabilities, net of current portion	232,371	290,128
Operating lease liabilities	5,023	6,091
Other long-term liabilities	14,168	6,684
Deferred tax liabilities, net	15	15
Liabilities subject to assignment for the benefit of creditors	—	23,671
Total liabilities	544,718	710,179
Commitments and contingencies
Stockholders' equity
Preferred stock	—	—
Common stock	99	51
Additional paid-in capital	3,520,890	2,562,855
Accumulated deficit	(2,917,473)	(2,034,850)
Accumulated other comprehensive loss	52	(1,577)
Total stockholders' equity	603,568	526,479
Total liabilities and stockholders' equity	$1,148,286	$1,236,658

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(812,686)	$(562,172)
Less: Loss from discontinued operations	(101,661)	—
Loss from continuing operations	(711,025)	(562,172)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	28,758	16,472
Stock-based compensation	68,916	211,214
Equity in net loss of affiliates	16,287	6,074
Revaluation of financial instruments	195,132	(94)
Revaluation of contingent stock consideration	(43,981)	—
Inventory write-downs	64,500	16,617
Non-cash interest expense	72,846	8,890
Loss on supplier deposits	18,433	—
Gain on divestiture of affiliate	(70,849)	—
Loss on debt extinguishment	20,362	—
Other non-cash activity	3,888	476
Changes in operating assets and liabilities:
Accounts receivable, net	20,932	(37,662)
Inventory	(9,983)	(97,952)
Prepaid expenses and other current assets	(48,332)	(10,371)
Other assets	(2,384)	(912)
Accounts payable, accrued expenses and other current liabilities	(1,672)	25,128
Long-term deposits	(1,377)	(8,356)
Operating lease liabilities	(1,191)	(416)
Other long-term liabilities	2,316	1,605
Net cash used in operating activities	(378,424)	(431,459)
Cash flows from investing activities
Purchases and deposits of property, plant and equipment	(108,409)	(118,436)
Divestiture of affiliate	35,000	—
Proceeds from the sale of assets	20,742	18
Payments to Assignee	(2,725)	—
Investments in affiliates	(250)	(23,027)
Issuance of senior secured note receivable and prepaid acquisition-related consideration	—	(21,910)
Settlement of Second Price Differential	—	(6,588)
Net cash used in investing activities	(55,642)	(169,943)

Cash flows from financing activities
Proceeds from the exercise of stock options	7,393	1,645
Proceeds from issuance of shares under the Tumim Purchase Agreements	67,587	123,672
Proceeds from registered direct offering, net of underwriter's discount	63,456	—
Proceeds from public offering, net of underwriter's discount	32,244	—
Proceeds from issuance of common stock under Equity Distribution Agreement, net of commissions paid	115,027	100,512
Proceeds from issuance of convertible notes, net of discount and issuance costs	217,075	183,504
Proceeds from issuance of Collateralized Promissory Notes	—	54,000
Proceeds from issuance of financing obligation, net of issuance costs	53,548	44,007
Proceeds from insurance premium financing	5,223	6,637
Repayment of debt and promissory notes	(45,287)	(28,125)
Payments on insurance premium financing	(3,550)	(2,635)
Payments on finance lease liabilities and financing obligation	(459)	(266)
Net cash provided by financing activities	512,257	482,951
Net increase (decrease) in cash and cash equivalents, including restricted cash and cash equivalents	78,191	(118,451)
Cash and cash equivalents, including restricted cash and cash equivalents, beginning of period	313,909	522,241
Cash and cash equivalents, including restricted cash and cash equivalents, end of period	$392,100	$403,790

Cash flows from discontinued operations:
Operating activities	(4,964)	—
Investing activities	(1,804)	—
Financing activities	(572)	—
Net cash used in discontinued operations	$(7,340)	$—

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except share and per share data)
(Unaudited)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Net loss from continuing operations	$(425,764)	$(236,234)	$(711,025)	$(562,172)
Interest expense, net	52,680	7,735	71,262	10,754
Income tax expense	1	1	1	3
Depreciation and amortization	16,996	6,796	28,758	16,472
EBITDA	(356,087)	(221,702)	(611,004)	(534,943)
Stock-based compensation	18,659	102,845	68,916	211,214
Loss on supplier deposits	716	—	18,433	—
Gain on divestiture of affiliate	—	—	(70,849)	—
Loss on debt extinguishment	—	—	20,362	—
Revaluation of financial instruments	145,717	(286)	151,151	(94)
Regulatory and legal matters (1)	2,432	11,227	5,673	38,319
Adjusted EBITDA	$(188,563)	$(107,916)	$(417,318)	$(285,504)

(1) Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with a short-seller article from September 2020, and investigations and litigation related thereto.

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, basic and diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except share and per share data)
Net loss from continuing operations	$(425,764)	$(236,234)	$(711,025)	$(562,172)
Stock-based compensation	18,659	102,845	68,916	211,214
Loss on supplier deposits	716	—	18,433	—
Gain on divestiture of affiliate	—	—	(70,849)	—
Loss on debt extinguishment	—	—	20,362	—
Revaluation of financial instruments	145,717	(286)	151,151	(94)
Regulatory and legal matters (1)	2,432	11,227	5,673	38,319
Non-GAAP net loss	$(258,240)	$(122,448)	$(517,339)	$(312,733)

Non-GAAP net loss per share, basic and diluted	$(0.30)	$(0.28)	$(0.73)	$(0.73)

Weighted average shares outstanding, basic and diluted	857,213,992	438,416,393	706,325,212	426,382,736

(1) Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with a short-seller article from September 2020, and investigations and litigation related thereto.

Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Most comparable GAAP measure:
Net cash used for operating activities	$(91,259)	$(157,648)	$(378,424)	$(431,459)
Net cash used for investing activities	(115)	(79,600)	(55,642)	(169,943)
Net cash provided by financing activities	188,119	111,814	512,257	482,951

Non-GAAP measure:
Net cash used for operating activities	(91,259)	(157,648)	(378,424)	(431,459)
Purchases of property, plant and equipment	(20,690)	(51,120)	(108,409)	(118,436)
Adjusted free cash flow	$(111,949)	$(208,768)	$(486,833)	$(549,895)

INVESTOR INQUIRIES:

investors@nikolamotor.com